UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2013

INTERNATIONAL GOLD CORP. (Exact name of registrant as specified in its charter)

Nevada	000-53676	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600-666 Burrard Street, Vancouver BC V6C 3P6 (Address of principal executive offices)

Registrant's telephone number, including area code: 778-370-1372
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 25, 2013, International Gold Corp. (“IGC” or the “Company”) entered into a Letter of Intent (the “LOI”), dated as of November 25, 2013, with Mark Walmesley, INC (“MWI)  whereby ITGC will issue shares to MWI for the exclusive worldwide rights to utilize, license, distribute and further develop MWI’s Emergency Medical Communications Platform and its fully functioning, cloud based, sales and accounting software system for controlling channel distribution (the “Platform”).

Pursuant to the terms of the LOI, as consideration for the acquisition the rights of MWI’s Platform,  IGC has agreed to issue $50,000 in two installments  and 10,000,000 shares of common stock to the MWI in 4 equal tranches.

Closing of the transaction is subject to a number of conditions including: satisfactory completion of both parties respective due diligence; obtaining all necessary governmental, regulatory and third party consents, waivers and approvals; and completion of an interim financing with proceeds intended to be used to fund working capital of IGC. There is no assurance that the transaction will be completed as planned or at all.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
10.1	Letter of intent, dated November 25, 2013
99.1	News Release dated November 25, 2013 announcing entry into the LOI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2013

International Gold Corp.

By:	/s/ Bob M. Baker
Bob M. Baker
President